Exhibit 32.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




I, Steve Malin, Principle Executive Officer of A.B.Watley Group Inc., hereby certify that the Form 10-K of A.B.Watley Group Inc., for the period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of A.B.Watley Group Inc.,

                                     /s/   Steve Malin
                                     ------------------------
                                     Name: Steve Malin
                                     Date: May 19, 2004

These certifications are being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and, except to the extent required by the Sarbanes-Oxley Act, shall not be deemed to be filed as part of the periodic report described herein nor shall they be deemed filed by A.B. Watley Group Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of the written statements required by Section 906 has been provided to A.B.Watley Group Inc. and will be retained by A.B.Watley Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.